EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Bolt Technology Corporation

Norwalk, Connecticut

We consent to the incorporation by reference in the Registration Statements (No. 333-132153 and No. 333-140854) on Form S-8 of Bolt Technology Corporation (the “Company”) of our reports dated September 7, 2007 relating to our audits of the financial statements and internal control over financial reporting, appearing in the Annual Report on Form 10-K of Bolt Technology Corporation for the year ended June 30, 2007.

/s/ McGladrey & Pullen, LLP

Stamford, Connecticut

September 7, 2007